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Exhibit 5.1

     Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601

August 14, 2001

Smurfit-Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

    Re:    Form S-3 Registration Statement (Registration No. 333-67320)

Ladies and Gentlemen:

    This opinion is being delivered by us, as counsel to Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), in connection with the Company's Form S-3 Registration Statement (Registration No. 333-67320) (the "Registration Statement") initially filed on August 10, 2001, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of 7,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), which may be offered from time to time by certain selling stockholders pursuant to the Registration Statement.

    In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

    Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

    The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed the provisions of the Delaware General Corporation Law that we deemed appropriate in connection with this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Winston & Strawn

                      Winston & Strawn

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  Exhibit 5.1